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                        Consent of Independent Auditors



     We consent to the reference to our firm under the caption "Experts" included in the Registration Statement (Form S-4 No. 333-66081) and related Prospectus of Central Parking Corporation and to the use of our report dated August 17, 1996, with respect to the consolidated financial statements for the year ended June 30, 1996 of the Allright Corporation (Predecessor Company) included in the Registration Statement on Form S-4.

                                          /s/ Ernst & Young LLP
                                          ERNST & YOUNG LLP

Houston, Texas
December 17, 1998